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                                                                    Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Amendment No. 3 of Form S-1 of Assurant, Inc. of our reports dated March 28, 2003, except as to
Note 23 as to which the date is October 20, 2003 relating to the consolidated financial statements and financial statement schedules of Fortis, Inc. as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

February 3, 2004
New York, New York